EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT


          The Board of Directors
          Century Telephone Enterprises, Inc.


          We consent to the use of our reports dated February 4, 1993, incorporated herein by reference and to the references to our firm under the headings "Information about Century -Selected Consolidated Operating and Financial Data" and "Experts" in the Information Statement and Prospectus. Our report covering the consolidated financial statements refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions.


          KPMG PEAT MARWICK

          Shreveport, Louisiana
          January 12, 1994